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               COMPUTATION OF NET EARNINGS PER SHARE - EXHIBIT 11
             (Amount in thousands, except share and per share data)


                                                   Year Ended
                                         --------------------------------------
                                         July 25       July 26       July 28
                                           1997          1996           1995
                                        ---------     ---------      ---------
Primary:
   Average number of shares of
          common stock outstanding      5,351,991     5,351,931      5,369,216
   Additional shares assuming
          exercise of dilutive
          stock options                     4,390           721            973
                                        ---------     ---------      ---------
               Total                    5,356,381     5,352,652      5,370,189
                                        =========     =========      =========

               Net earnings                $1,326          $987         $3,574
                                        =========     =========      =========

               Per share amount             $0.25         $0.18          $0.67
                                        =========     =========      =========

Fully Diluted:
   Average number of shares of
          common stock outstanding      5,351,991     5,351,931      5,369,216
   Additional shares assuming
          exercise of dilutive
          stock options                     4,470         1,734          3,728
                                        ---------     ---------      ---------
               Total                    5,356,461     5,353,665      5,372,944
                                        =========     =========      =========

               Net earnings                $1,326          $987         $3,574
                                        =========     =========      =========

               Per share amount             $0.25         $0.18          $0.67
                                        =========     =========      =========















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